UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

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CoroWare, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 108th Avenue NE, Suite 1900
Bellevue, Washington 98004
(Address of principal executive offices)

(800) 641-2676
(Registrant's telephone number, including area code)
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Copies to:

Gary L. Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
Phone: (213) 381-7450
Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2014 (the “Effective Date”), Coroware, Inc., a Delaware corporation (the “Corporation”), entered into a Series G Preferred Stock Recipient Agreement (“ Preferred Stock Recipient Agreement ” with one investor (the “ Series G Holder “), pursuant to which the Series G Holder was issued, respectively, twenty five thousand (25,000) shares out of one hundred thousand (100,000) authorized shares of Series G Convertible Preferred Stock, par value $.001 per share (the “ Series G Preferred Stock ”).  The Series G Holder was issued one (1) share of Series G Preferred Stock as consideration for such Series G Holder’s agreement to forgive $1.00 of the Corporation’s indebtedness to the Holders. The total amount of Corporation indebtedness to the Series G Holder and forgiven by him amounted to $25,000, the terms of which are incorporated by reference herein as Exhibit 10.1.

The Series G Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “ Certificate of Designation ”) filed by the Corporation with the Secretary of State of the State of Delaware (“ Delaware Secretary of State ”) on April 24, 2014, as more fully described in Item 5.03 below.

Each outstanding share of Series G Preferred Stock shall be convertible into the number of shares of the Corporation’s common stock (“Common Stock”) determined by dividing the Stated Value ($1.00 per share) by the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time commencing no earlier than six (6) months after the Issuance Date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the Corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV(a) shall be for a minimum Stated Value of $500.00 of Series G Preferred Stock. The Conversion Price for each share of Series G Preferred Stock in effect on any Conversion Date shall be (a) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (b) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

The foregoing description of the Preferred Stock Recipient Agreements are not intended to be complete and is qualified in its entirety by the complete text of the Form of Preferred Stock Recipient Agreement attached herein as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, no advertising or general solicitation was employed in offering, the Company did not undertake an offering in which it sold a high number of securities to a high number of investors, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders.

As more fully discussed in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.03, on April 23, 2014, the Corporation filed the Certificate of Designation with the Delaware Secretary of the State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series G Preferred Stock.  Among other things, each one share of Series G Preferred Stock shall entitle the Series G Holder to voting rights equal to five million (5,000,000) votes of Common Stock.

The foregoing description of the Series G Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 1,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “ Board ”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. On April 17, 2014 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series G Preferred Stock. On April 23, 2014, the Corporation filed the Certificate of Designation with the Delaware Secretary of State.  The Series G Preferred Stock is being issued to the Series G Holder as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.03.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-k.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Designation of Series G Convertible Preferred Stock filed with the Delaware Secretary of State on April 23, 2014.
10.1	Form of Preferred Stock Recipient Agreement.

COROWARE, INC.

Date: April 28, 2014	By:	/s/ Lloyd T Spencer
Lloyd T Spencer
Chief Executive Officer